                               EXHIBIT 10-25

                      ROCHESTER TELEPHONE CORPORATION

                          MANAGEMENT PENSION PLAN

            Amendment No. 19 to the January 1, 1987 Restatement



          Pursuant to Article XI, Section 2.37 is amended, effective January 1, 1994, to clarify an ambiguity in the Plan's language and to affirm prior administrative practice, by adding to the end thereof the following:

          For purposes of determining a Participant's Accrued Benefit, of applying the Plan's benefit formula and of determining the length of service needed for receiving an unreduced benefit, the term Year of Service shall include only those periods of time during which either (1) the Employer or an Affiliated Company maintained this Plan or (2) service credit is granted pursuant to the transfer policy in Section 4.3.

          IN WITNESS WHEREOF, the Employer has caused its duly authorized officer to execute this amendment on its behalf this 10th day of May, 1994.

                                             ROCHESTER TELEPHONE CORPORATION


                                             By /s/ Josephine S. Trubek
                                                ---------------------------
                                                  Josephine S. Trubek
                                                  Corporate Secretary

                               EXHIBIT 10-25

                      ROCHESTER TELEPHONE CORPORATION

                          MANAGEMENT PENSION PLAN

            Amendment No. 20 to the January 1, 1987 Restatement


          Pursuant to Article XI, Section 1.11 is amended, effective January 1, 1995, by deleting the current provision in its entirety and substituting in its place the following:

               "Compensation" means the total of an Employee's annual base rate of pay (including any differentials for acting assignments, team leader or shift differential), bonuses and commissions paid by the Employer during a Plan Year for services actually rendered by the Employee to the Employer. For any Employee who is participating in the Employer's Employees' Retirement Savings Plan or Tel Flex Plan, the term Compensation shall include amounts contributed to such plans on behalf of the Employee pursuant to a salary reduction agreement. Compensation does not include contributions to this Plan or any other plan of deferred compensation other than employee tax-deferred contributions to the Employees' Retirement Savings Plan, nor does it include any types of extra remuneration (except the bonuses or commissions included in the first sentence above) of whatever nature or an Employee's compensation in excess of $150,000 (adjusted for cost of living increases under the Code) per year.

          IN WITNESS WHEREOF, the Employer has caused its duly authorized officer to execute this amendment on its behalf this 17th day of October, 1994.
                                   ROCHESTER TELEPHONE CORPORATION


                                   By /s/ Barbara J. LaVerdi
                                      -----------------------------
                                          Barbara J. LaVerdi
                                          Assistant Secretary